JOHN HANCOCK FUNDS II
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
     AMENDMENT made as of this 27th day of June 2008 to the Subadvisory Agreement dated October 17, 2005, as amended (the “Amendment”), between John Hancock Investment Management Services, LLC , a Delaware limited liability company (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, “Compensation of Subadviser”, is hereby amended to add the following Funds:
American Diversified Growth & Income Fund
American Fundamental Holdings Fund
American Global Diversification Fund
Collectively, each of the funds listed above are referred to as the “Portfolios.”
2. EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II (the “Trust”) and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Bob Boyda

	Name:	Robert Boyda
	Title:	Senior Vice President

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

By:	/s/ Gordon R. Pansegrau

	Name:	Gordon R. Pansegrau
	Title:	General Counsel, Chief Compliance Officer & Corporate Secretary

APPENDIX A
     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
500 Index Fund	[ %]	[ %]

Excess Over
Portfolio	First $250 Million	Next $250 Million	$500 Million
Absolute Return Portfolio	[ %]	[ %]	[ %]

Portfolio	All Asset Levels
Active Bond Fund	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Fundamental Holdings Fund	[ %]	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Global Diversification Fund	[ %]	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Diversification Growth & Income Fund	[ %]	[ %]	[ %]

		Next $6 Billion	Excess Over
	First $1.5 Billion	of Aggregate Net	$7.5 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Lifecycle Portfolios	[ %]	[ %]	[ %]

		Next $6 Billion	Excess Over
	First $1.5 Billion	of Aggregate Net	$7.5 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Lifestyle Portfolios	[ %]	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Mid Cap Index Fund	[ %]	[ %]	[ %]

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Money Market Fund	[ %]	[ %]

Excess Over
	First $2.5 Billion	$2.5 Billion of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Optimized All Cap Fund	[ %]	[ %]

		Next $500 Million	Excess Over
	First $500 Million	of Aggregate Net	$1 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Optimized Value Fund	[ %]	[ %]	[ %]

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Pacific Rim Fund	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Retirement Distribution Portfolio Retirement Rising Distribution Portfolio	[ %]	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Small Cap Index Fund	[ %]	[ %]	[ %]

		Next $300 Million	Excess Over
	First $200 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Smaller Company Growth Fund	[ %]	[ %]	[ %]

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Total Stock Market Index Fund	[ %]	[ %]	[ %]

*	The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
500 Index Fund	Index 500 Trust, a series of John Hancock Trust

Absolute Return Fund	Absolute Return Trust, a series of John Hancock Trust

Active Bond Fund	N/A

American Fundamental Holdings Fund	American Global Diversification Trust
American Diversification Growth & Income Trust,
American Fundamental Holdings Trust, each a series of John Hancock Trust

American Global Diversification Fund
American Diversification Growth & Income Fund, each a series of John Hancock Funds II

American Global Diversification Trust	American Fundamental Holdings Trust
American Diversification Growth & Income Trust,
American Global Diversification Trust each a series of John Hancock Trust

Trust Portfolio(s)	Other Portfolio(s)
American Diversification Growth & Income Fund,
American Fundamental Holdings Fund each a series of John Hancock Funds II

American Diversification Growth & Income Trust	American Fundamental Holdings Trust American Global Diversification Trust,
American Diversification Growth & Income Trust, each a series of John Hancock Trust

American Global Diversification Fund,
American Fundamental Holdings Fund each a series of John Hancock Funds II

Lifecycle Portfolios	Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio,
Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio,
Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio,
Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio,
Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio, collectively referred to as the Lifecycle Trusts, each a series of John Hancock Funds II

Lifestyle Portfolios	Lifestyle Aggressive Fund, Lifestyle Balanced Fund,
Lifestyle Conservative Fund, Lifestyle Growth Fund,
Lifestyle Moderate Fund, collectively referred to as the Lifestyle Funds, each a series of John Hancock Funds II

Mid Cap Index Fund	Mid Cap Index Trust, a series of John Hancock Trust

Money Market Fund	Money Market Trust, a series of John Hancock Trust

Pacific Rim Fund	Pacific Rim Trust, a series of John Hancock Trust

Optimized All Cap Fund	Optimized All Cap Trust, a series of John Hancock Trust

Optimized Value Fund	Optimized Value Trust, a series of John Hancock Trust

Retirement Distribution Portfolio	Retirement Rising Distribution Portfolio

Retirement Rising Distribution Portfolio	Retirement Distribution Portfolio

Small Cap Index Fund	Small Cap Index Trust, a series of John Hancock Trust

Total Stock Market Index Fund	Total Stock Market Index Fund, a series of John Hancock Trust
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.